Exhibit 99.1

Allied Gaming & Entertainment Announces Fourth Quarter and Full Year 2022 Financial Results

New York, NY (March 23, 2023) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced financial results for the fourth quarter and full year ended December 31, 2022. This release refers to “continuing” and “discontinued” operations due to the sale of the Company’s subsidiaries owning and operating its poker-related business, the World Poker Tour® (“World Poker Tour,” or “WPT®”) on July 12, 2021. Unless otherwise noted, results presented in this release relate to the continuing operations of the Company and its Allied Esports business, and excludes the operations of the World Poker Tour, which are classified as discontinued operations of the Company.

“We experienced positive momentum in 2022, with revenues up 28% over 2021, primarily driven by an increase in live events at our HyperX Arena in Las Vegas and our Allied Esports Truck along with sponsorship revenue from Season One of our original content series, Elevated,” said Yinghua Chen, the Company’s Chief Executive Officer. “In addition, during the fourth quarter we rebranded as Allied Gaming & Entertainment to better reflect our positioning as a global experiential entertainment company and also concluded our strategic review process. Moving forward, we are confident that building upon Allied’s original focus of live events and Multiplatform Content, while also adding new revenue drivers such as live virtual entertainment events and online gaming tournaments, will result in future positive financial results.”

Full Year 2022 Financial Results

Revenues: Total revenues of $6.4 million increased 28% in 2022 compared to 2021. The increase in revenue year-over-year was primarily driven by an increase in sponsorship revenue and revenue from live-events that took place at our HyperX Arena and within our Allied Esports Truck operations.

Costs and expenses: Total costs and expenses were $18.1 million in 2022, a decrease of 13% compared to 2021. The net decrease in costs and expenses is primarily due to a $2.6 million, or 20%, reduction in general and administrative expenses, consisting principally of stock based compensation to a former CEO, corporate payroll, and bonuses & professional fees related to the sale of WPT®, a $1.2 million or 38% reduction in depreciation and amortization expense, and a $0.3 million reduction in our multi-platform content costs, partially offset by a $1.3 million or 35% increase in our In-person pillar expenses related to the strong post-pandemic recovery of our live events.

Our 2022 loss from continuing operations was $10.8 million compared to a loss of $15.1 million in 2021.

Adjusted EBITDA loss was $8.6 million for 2022 compared to a loss of $10.5 million in 2021. A reconciliation of the GAAP-basis net loss to adjusted EBITDA is provided in the table at the end of this press release.

Fourth Quarter 2022 Financial Results

Revenues: Total revenues of $1.2 million decreased 37% for the fourth quarter of 2022 compared to the fourth quarter of 2021. The decline from the fourth quarter of 2021 was driven by the non-recurring nature of our 2021 live-streaming partnership with Trovo.

Costs and expenses: Total costs and expenses for the fourth quarter of 2022 were $3.8 million, a decrease of 33% compared to the fourth quarter of 2021. The net decrease in costs and expenses is primarily due to a $1.4 million, or a 41%, reduction in general and administrative expenses, consisting primarily of a decline in corporate professional fees and compensation expense at our Las Vegas arena and within our European operations.

The effort in reducing AGAE’s expenses has significantly improved the Company’s loss from continuing operations in the fourth quarter, which was $1.7 million compared to a loss of $3.8 million in the prior year period.

Furthermore, our adjusted EBITDA loss was $1.7 million for the fourth quarter of 2022, a 21% improvement compared to a loss of $2.1 million in the fourth quarter of 2021. A reconciliation of the GAAP-basis net loss to adjusted EBITDA is provided in the table at the end of this press release.

Balance Sheet

As of December 31, 2022, the Company had a cash and short-term investments position of $86.8 million, including $5.0 million of restricted cash. This compared to $97.9 million in cash and short-term investments at December 31, 2021, which also included $5.0 million of restricted cash. At December 31, 2022, the Company had a working capital position of $79.1 million compared to $89.0 million at December 31, 2021. AGAE’s working capital on December 31, 2022 was reduced by a lease liability of $1.2 million recorded in connection with the Company’s implementation of the new leasing standard (ASC 842) on that date. As of December 31, 2022, the Company had approximately 39.1 million shares of outstanding common stock.

Operational Update

Allied Esports produced 89 events in the fourth quarter of 2022, with 45 proprietary events and 44 third party events. Third party events were up 25.3% over the fourth quarter of 2021 and were highlighted by Red Cross Rescue Royale, Splinter Fest, Mogul Moves, CYN Tempest Awards and PBR-Mario Kart.

Live event and production business continued to grow stronger with the Company’s HyperX Arena Las Vegas posting its best year to date while growing revenues by 49.6% and improving adjusted EBITDA by 11.3% over 2021.

The Allied Esports Truck was active with seven eNASCAR Arcade events taking place in the fourth quarter of 2022 at the YellaWood 500 at Talladega Superspeedway in Talladega, Alabama; the Miami Boys and Girls Club Pop-Up Event at the Hank Kline Boys and Girls Club in Miami, Florida; the Dixie Vodka 400 at Homestead-Miami Speedway in Homestead, Florida; the Xfinity 500 at Martinsville Speedway in Ridgeway, Virginia; the Pop-Up Event at Arizona State University in Tempe, Arizona in support of Champions Week; the NASCAR Cup Series Championship at Phoenix Raceway in Phoenix, Arizona; and the Cotton Bowl at AT&T Stadium in Arlington, Texas.

Corporate Developments

During the fourth quarter of 2022, the Company announced the conclusion of its previously announced strategic review process. The strategic review was overseen by the Company’s Board of Directors and included the assistance of The Benchmark Company. After carefully considering possible alternatives, the Company determined that its shareholders’ interests would be best served by restructuring its existing esports business operations and expanding its focus to include a broader array of entertainment and gaming products and services in lieu of seeking a single business combination transaction.

In conjunction with the conclusion of the strategic review process, the Company changed its corporate name and rebranded to “Allied Gaming & Entertainment Inc.” The Company’s common stock continues to be publicly traded on the Nasdaq Capital Market under the new ticker symbol “AGAE.”

Also during the quarter, the Company authorized a stock repurchase program of up to $10 million of its outstanding shares of common stock. During the fourth quarter, the Company bought back a total of 581,746 shares at an average selling price of $1.02 for a total cost of $593,110. Moving forward, the manner, timing and amount of any purchase will continue to be based on an evaluation of market conditions, stock price and other factors.

Fourth Quarter and Full Year 2022 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter and full year 2022 financial results. Participants may join the conference call by dialing 1-877-407-0792 (United States) or 1-201-689-8263 (International).

A live webcast of the conference call will also be available on Allied Gaming & Entertainment’s Investor Relations site here. Additionally, financial information presented on the call will be available on Allied Gaming & Entertainment’s Investor Relations site. For those unable to participate in the conference call, a telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, April 6, 2023, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and using the replay passcode: 13737018.

About Allied Gaming & Entertainment

Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Non-GAAP Financial Measures

As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

The Company provides net income (loss) and earnings (loss) per share in accordance with GAAP. In addition, the Company provides EBITDA (defined as GAAP net income (loss) from continuing operations before interest (income) expense, income taxes, depreciation, and amortization). The Company defines “Adjusted EBITDA” as EBITDA excluding certain non-cash charges, such as stock-based compensation, inducement expense, extinguishment losses and impairment losses.

In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure the Company’s financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the Company’s operating results, measuring compliance with any applicable requirements of the Company’s debt financing agreements in place at such time, as well as in planning and forecasting.

The Company’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and our non-GAAP definitions of the “EBITDA” and “Adjusted EBITDA” do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but include or exclude different items, which may not provide investors a comparable view of the Company’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering the Company’s GAAP, as well as non-GAAP, financial results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to meet Nasdaq’s continued listing standards; our ability to execute on our business plan; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; a change in our plans to retain or invest the net cash proceeds from the WPT sale transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the WPT sale transaction; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on May 26, 2022, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

# # #

Investor Contact:

Tyler Drew

Addo Investor Relations

ir@alliedgaming.gg

310-829-5400

Allied Gaming & Entertainment, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,
	2022	2021
Assets
Current Assets
Cash	$11,167,442	$92,887,030
Short-term investments	70,000,000
Interest receivable	677,397
Accounts receivable	72,739	389,040
Prepaid expenses and other current assets	459,274	984,777
Total Current Assets	82,376,852	94,260,847
Restricted cash	5,000,000	5,000,000
Property and equipment, net	4,005,622	6,136,893
Digital assets	49,761
Intangible assets, net	22,836	26,827
Deposits	379,105	379,105
Operating lease right-of-use asset	5,845,549
Other assets	49,950
Total Assets	$97,729,675	$105,803,672
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$317,561	$341,161
Accrued expenses and other current liabilities	1,645,379	2,966,245
Accrued expenses - related party	-	1,800,000
Deferred revenue	108,428	141,825
Operating lease liability, current portion	1,227,164	-
Total Current Liabilities	3,298,532	5,249,231
Deferred rent	-	1,907,634
Operating lease liability, non-current portion	6,527,075	-
Total Liabilities	9,825,607	7,156,865
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 39,085,470 and 39,116,907 shares issued at December 31, 2022 and 2021, respectively, and 38,503,724 and 39,116,907 shares outstanding at December 31, 2022 and 2021, respectively	3,909	3,912
Additional paid in capital	198,526,614	197,784,972
Accumulated deficit	(110,235,568)	(99,411,683)
Accumulated other comprehensive income	219,675	269,606
Treasury stock, at cost, 581,746 and 0 shares at December 31, 2022 and 2021, respectively	(610,562)	-
Total Stockholders’ Equity	87,904,068	98,646,807
Total Liabilities and Stockholders’ Equity	$97,729,675	$105,803,672

Allied Gaming & Entertainment, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
In-person	$1,216,512	$1,573,478	$6,100,912	$4,201,259
Multiplatform content	428	371,097	251,558	754,781
Total Revenues	1,216,940	1,944,575	6,352,470	4,956,040
Costs and Expenses:
In-person (exclusive of depreciation and amortization)	992,298	1,245,776	4,994,610	3,688,527
Multiplatform content (exclusive of depreciation and amortization)	14,056	172,465	109,563	386,723
Selling and marketing expenses	49,199	77,989	234,813	294,417
General and administrative expenses	2,012,228	3,393,539	10,482,421	13,052,963
Depreciation and amortization	777,242	809,955	2,065,348	3,305,895
Impairment of property and equipment			67,500	-
Impairment of digital assets	-	-	164,411	-
Total Costs and Expenses	3,845,023	5,699,724	18,118,666	20,728,525
Loss From Operations	(2,628,083)	(3,755,149)	(11,766,196)	(15,772,485)
Other Income (Expense):
Gain on forgiveness of PPP loans and interest	-	-	-	912,475
Other income (expense), net	198,868	(496)	153,009	68,917
Conversion inducement expense	-	-	-	-
Extinguishment loss on acceleration of debt redemption	-	-	-	-
Interest income (expense)	755,209	659	789,302	(268,752)
Total Other Income (Expense)	954,077	163	942,311	712,640
Loss from continuing operations	(1,674,006)	(3,754,986)	(10,823,885)	(15,059,845)
(Loss) income from discontinued operations, net of tax provision:
(Loss) income from discontinued operations before the sale of WPT	-	-	-	66,741
Gain on sale of WPT	-	(2,570,894)	-	77,858,835
Income from discontinued operations -	(2,570,894)	-	77,925,576
Net income (loss)	$(1,674,006)	$(6,325,880)	$(10,823,885)	$62,865,731

Comprehensive Loss
Net Income (Loss)	$(1,674,006)	$(6,325,880)	$(11,069,968)	$62,865,731
Other comprehensive (loss) income:
Foreign currency translation adjustments	43,151	9,241	(49,931)	78,640
Total Comprehensive Income (Loss)	74,280,563	(6,503,519)	$(11,119,899)	$62,944,371

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of AGAE’s profitability or liquidity. AGAE’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance, compare the results of its operations from period to period and against AGAE’s peers without regard to AGAE’s financing methods, hedging positions or capital structure and because it highlights trends in AGAE’s business that may not otherwise be apparent when relying solely on GAAP measures. AGAE presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA AGAE presents may not be comparable to similarly titled measures of other companies. AGAE defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. AGAE defines “Adjusted EBITDA” as EBITDA excluding stock-based compensation, gain on forgiveness of PPP loans, transaction costs and other charges related to the sale of WPT, impairment losses, conversion inducement expenses and extinguishment losses.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to net loss from continuing operations, AGAE’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Continuing operations
Net loss from continuing operations	$(1,674,006)	$(3,754,986)	$(10,823,885)	$(15,059,845)
Interest (income) expense, net	(755,209)	(659)	(789,302)	268,752
Federal, state, and foreign taxes	-	-	-	(48,400)
Depreciation and amortization	777,242	809,955	2,065,348	3,305,895
EBITDA	(1,651,973)	(2,945,690)	(9,547,839)	(11,533,598)
Stock compensation	(1,920)	842,511	791,309	1,923,873
PPP loan forgiveness	-	-	-	(912,475)
Impairment expense	-	-	164,411	-
Adjusted EBITDA	$(1,653,893)	$(2,103,179)	$(8,592,119)	$(10,522,200)